FORM 8–K  —  CURRENT REPORT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

TEKNOWLEDGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14793	94-2760916
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Embarcadero Road, Palo Alto, California 94303

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 424-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers.

Effective April 15, 2005, Ivan Lustig resigned his position on the Board of Directors of Teknowledge Corporation. In his letter, Mr. Lustig wrote that his employer no longer permits him to sit on the Board of Directors. Although he is no longer a member of the Board, he hopes to remain an informal advisor to the Company in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teknowledge Corporation
(Registrant)

Date: April 20, 2005	by: /s/ Dennis A. Bugbee
Dennis A. Bugbee, Vice President Finance, Chief Financial Officer